SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2008

MAXXAM INC.
(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-3924
(Commission File Number)

95-2078752
(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 975-7600

Not Applicable
(Former name, former address and
former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The Registrant has previously disclosed the Sanctions Motion against the Federal Deposit Insurance Corporation (“FDIC”) pending before the U.S. District Court in Houston, Texas.  See “OTS/FDIC Litigation” in Note 8 (to Unaudited Condensed Consolidated Financial Statements) of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.  On December 17, 2008, the Registrant and certain affiliated persons entered into a Settlement Agreement with the FDIC, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The Settlement Agreement provides for mutual releases by the parties and a $10.0 million payment by the FDIC to Registrant.  The $10.0 million payment has been received by Registrant.

Item 9.01.                 Financial Statements and Exhibits.

(c)          Exhibits

10.1	Settlement Agreement among the Registrant, certain affiliated persons and the FDIC, dated December 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXAM Inc.

Date: December 18, 2008	By:	/s/ Bernard L. Birkel
	Name:	Bernard L. Birkel
	Title:	Secretary
EXHIBIT INDEX
Exhibit No.	Description
10.1	Settlement Agreement among the Registrant, certain affiliated persons and the FDIC, dated December 17, 2008

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